                        INVESTMENT SUB-ADVISORY AGREEMENT
                          SEI INSURANCE PRODUCTS TRUST

         AGREEMENT made as of this ___ day of April, 2000, between SEI Investments Management Corporation (the "Adviser") and Schroder Investment Management North America Inc. (the "Sub-Adviser").

         WHEREAS, SEI Insurance Products Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated March 29, 1999 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the SEI VP Emerging Markets Equity Fund (the "Fund"), which is a series of the Trust; and

         WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in Schedule A attached hereto and in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time and provided to the Sub-Adviser (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the written instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Registration

         Statement (as defined herein) and Prospectus or as the Board of Trustees or the Adviser may direct in writing from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will not be required to direct brokerage and will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with any guidelines established by the Board of Trustees of the Trust and provided to the Sub-Adviser, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act. Notwithstanding any other provision in this Agreement and documents referenced therein, in the execution of transactions for the Fund, the Sub-Adviser is authorized to select any broker or dealer which in the Sub-Adviser's opinion is capable of properly executing the transaction or transactions then under consideration in a manner which is most beneficial to the Fund.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5),
         (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

         The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the

         1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC, and will make all filings required to be made by the Sub-Adviser under
         Section 13 of the Securities Act of 1933 and the related rules and forms. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e) The Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions on such day concerning the Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not materially impair the services rendered to the Adviser or the Trust. The Adviser understands that the Sub-Adviser's affiliates offer a broad range of brokerage and investment banking services, that the employees of the Sub-Adviser and its affiliates may from time to time act as directors, officers, or employees of companies whose securities are publicly traded, and that as a result, such employees may acquire information of a confidential nature. The Adviser agrees that the Sub-Adviser may, but shall not be required to, render investment advice with respect to any such company, and that the Sub-Adviser may in its discretion withhold any such knowledge or information or refuse to advise with respect to such company, whether or not the Assets shall include securities of such company, if in the Sub-Adviser's judgment the disclosure of such knowledge or information or the rendering of investment advice on the basis thereof would be unfair, inequitable, a breach of any fiduciary obligation of the Sub-Adviser to some other person, or unlawful. For the same reasons, the Sub-Adviser may, in its discretion, exclude securities and other property from the Assets, and the Sub-Adviser shall not be required to give advice on securities and other property which it or its affiliates have distributed, are distributing or propose to distribute.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition it may incur that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Fund. The Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward proxies to the Sub-Adviser.

(i) Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

(c)      Current Prospectus(es) of the Fund with Amendments.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with any breach of this Agreement or negligence, willful default, fraud or bad faith of the Sub-Adviser in the performance of its duties hereunder or as otherwise may be required by law.

6. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of the Fund; provided, however, that at any time the Adviser shall have obtained exemptive relief from the Securities and Exchange Commission permitting it to engage a Sub-Adviser without first obtaining approval of the Agreement from a majority of the outstanding voting securities of the Fund(s) involved, the Agreement shall become effective upon its approval by the Trust's Board of Trustees. Any Sub-Adviser so selected and approved shall be without the protection accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

         This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund
         (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its "assignment", or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

         To the Adviser at:          SEI Investments Management Corporation
                                     One Freedom Valley Road
                                     Oaks, PA 19456
                                     Attention:  Legal Department

         To the Sub-Adviser at:      Schroder Investment Management North
                                     America Inc.
                                     787 Seventh Avenue, 34th Floor
                                     New York, NY  10019-6091
                                     Attention:  Mark Bridgeman
                                     cc: Schroder Investment
                                     Management Limited
                                     31 Graham Street
                                     London EC2V7QA England
                                     Attn: David Ridgway

         Notice shall be effective upon receipt.

10. NON-HIRE/NON-SOLICITATION. The parties hereby agree that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, neither party shall for any reason, directly or indirectly, on its own behalf or on behalf of others, hire or solicit any person employed by the other party, whether or not such person is a full-time employee or whether or not any person's employment is pursuant to a written agreement or is at-will. The parties further agree that, to the extent that a party breaches the covenant described in this paragraph, the other party shall be entitled to pursue all appropriate remedies in law or equity.

11. REPRESENTATIONS OF THE SUB-ADVISER. The Sub-Adviser represents that it is registered as an investment adviser under the Investment Advisers Act of 1940 and is regulated in the conduct of its investment business in the United Kingdom by the Investment Management Regulatory Organisation Limited ("IMRO"). The Sub-Adviser confirms that the Adviser is a Non-private Customer as defined by IMRO, and the Adviser confirms that it has taken independent legal advice on this Agreement.

12. LIABILITY OF THE SUB-ADVISER. (i) The Sub-Adviser shall not be liable for any loss or damage arising out of the performance of its duties hereunder unless such loss or damage arose out of or in connection with its breach of this Agreement or its negligence, willful default, bad faith, or fraud in the performance of its duties hereunder. (ii) As the Assets are held in the custody of State Street Bank and Trust Company, the Sub-Adviser shall have no responsibility or liability with respect to custody arrangements or the acts, omissions or other conduct of any custodian or sub-custodian of the Assets. (iii) The presence of any exculpatory language in this Agreement shall not be deemed by the Adviser, the Fund, the Sub-Adviser, any custodian or party appointed pursuant to this Agreement as in any way limiting causes of action and remedies which may, notwithstanding such language, be available either under common law or statutory law principles applicable to fiduciary relationships or under U.S. federal securities laws.

13. DISCLOSURE. The Adviser confirms that it has received, not less than 48 hours prior to signing this Agreement, Part II of Form ADV of the Sub-Adviser.

14. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflicts of laws or principles thereof.

15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

         Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI INVESTMENTS MANAGEMENT CORPORATION    SCHRODER INVESTMENT MANAGEMENT NORTH
                                          AMERICA INC.

By:                                       By:
   -----------------------------------       -----------------------------------

Name:                                     Name:
     ---------------------------------         ---------------------------------

Title:                                    Title:
      --------------------------------          --------------------------------

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.


                                 SEI INVESTMENTS
                             Emerging Markets Equity
                 Objectives, Guidelines & Reporting Requirements
                         Global Emerging Markets Mandate
            SUB-ADVISOR: SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA
                           Effective Date: __________


These objectives, guidelines and reporting requirements cover each Account ("Account") related to the SEI Emerging Markets Equity Strategies listed below. The Sub-Adviser shall manage the assets within the terms of the Investment Sub-Advisory Agreement, the Prospectus and the Statement of Additional Information of the Fund or those policies and guidelines specific to a separate account agreement each subject to the following. In the event that these objectives are less restrictive or conflict with the three formal documents or separate account agreement described above, those documents supersede the objectives and guidelines outlined below. However, these objectives and guidelines are intended to further specify the broad terms stated in the formal documents listed above.

These objectives and guidelines apply to the following accounts and should be followed by all additional accounts initiated after the effective date of this document unless specifically stated. This list will be updated as needed.

SIT International Strategy (SIT)
SEI Global Master Funds (Offshore) *
Primus Emerging Markets Equity
SEI/Mediolanum Alpha Fund (Mediolanum)
SEI Insurance Product Trust (SIPT)

*See Appendix 1 hereto for differences in Offshore mandate

PERFORMANCE OBJECTIVE

On a rolling three-year basis, the objective is to achieve an annualized return of 4.0%, net of fees, in excess of the returns generated by the MSCI EMF Index (the "Benchmark"). Performance attribution should demonstrate stock selection consistently adding to excess returns.

GUIDELINES AND RESTRICTIONS

PERMITTED INVESTMENTS

In seeking to achieve the Performance Objective, the Subadvisor should invest primarily in equity securities of issuers domiciled in, or organized under the laws of, the countries that comprise the MSCI EMF Index, subject to the guidelines or restrictions expressed in Table 1.

For the purposes of these guidelines, equity securities are defined to include common stocks, securities convertible into common stocks, preferred stocks, warrants and rights to subscribe to common stocks. The Subadvisor may also invest in appropriate issuers through depository receipts including American Depository Receipts and Global Depository Receipts. Securities should be readily marketable. No holding should exceed its benchmark weight + 5%. If the security is not in the benchmark then the maximum weight of that security should not exceed 5% of the portfolio. Buying on margin and short selling are not permitted. Please refer to the SEI International Trust Prospectus for a listing of Permitted Investments.

COUNTRY AND REGIONAL EXPOSURES

Table 1 shows the MSCI EMF Index Country weights. The guidelines are put in place to insure that the majority of total active risk (tracking error) should come from specific asset risk and not from country exposure risk.

Subject to prior approval of SEI Asset Management, the Subadvisor may invest up to 10% of the Mandate's assets in non-benchmark countries. The Subadvisor may invest up to 5% of the Mandate's assets in individual non-benchmark countries included in the MSCI World Index, subject to the condition that those investments should derive more than 50% of their revenues or have more than 50% of their assets in the emerging market countries. Investment in American Depositary Receipts and Global Depository Receipts of Global Emerging Markets issuers is permitted.

Table 1

-----------------------------------------------------------------------------
COUNTRY            MAXIMUM WEIGHT     MINIMUM WEIGHT     INVESTMENT VEHICLE
-----------------------------------------------------------------------------
Argentina          Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Brazil             Bnmk + 10%         Bnmk - 10%         Local / ADR
-----------------------------------------------------------------------------
Chile              Bnmk + 5%          Bnmk - 5%          ADR
-----------------------------------------------------------------------------
China              Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Colombia           Bnmk + 5%          Bnmk - 5%          ADR
-----------------------------------------------------------------------------
Czech Republic     Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Greece             Bnmk + 10%         Bnmk - 10%         Local / ADR
-----------------------------------------------------------------------------
Hungary            Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
India              Bnmk + 10%         Bnmk - 10%         ADR
-----------------------------------------------------------------------------
Indonesia          Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Israel             Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Korea              Bnmk + 15%         Bnmk - 15%         Local / ADR
-----------------------------------------------------------------------------


                                       9

-----------------------------------------------------------------------------
Malaysia           Bnmk + 10%         Bnmk - 10%         Local / ADR
-----------------------------------------------------------------------------
Mexico             Bnmk + 15%         Bnmk - 15%         Local / ADR
-----------------------------------------------------------------------------
Pakistan           Bnmk + 5%          Bnmk - 5%          Not Permitted
-----------------------------------------------------------------------------
Peru               Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Philippines        Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Poland             Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
South Africa       Bnmk + 15%         Bnmk - 15%         Local / ADR
-----------------------------------------------------------------------------
Sri Lanka          Bnmk + 5%          Bnmk - 5%          Not Permitted
-----------------------------------------------------------------------------
Taiwan             Bnmk + 15%         Bnmk - 15%         Local / ADR
-----------------------------------------------------------------------------
Thailand           Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Turkey             Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------
Russia*            Bnmk + 5%          Bnmk - 5%          Local** / ADR
-----------------------------------------------------------------------------
Venezuela          Bnmk + 5%          Bnmk - 5%          Local / ADR
-----------------------------------------------------------------------------

*ADR investment only in Mediolanum account
** Only RTS (Russian Trading Syatem) allowed when investing in local shares.

Table 2 below contains the regional target allocations and ranges for the manages sub accounts. Holdings outside of these ranges may be maintained only after consultation with SEI.

Table 2

---------------------------------------------------------------
REGIONAL EXPOSURES       MAXIMUM            MINIMUM
---------------------------------------------------------------
Latin America            Bnmk + 20%         Bnmk - 20%
---------------------------------------------------------------
Asia                     Bnmk + 20%         Bnmk - 20%
---------------------------------------------------------------
Europe                   Bnmk + 20%         Bnmk - 20%
---------------------------------------------------------------
EMEA                     Bnmk + 20%         Bnmk - 20%
---------------------------------------------------------------


CURRENCY MANAGEMENT

This mandate is unhedged. Hedging should NOT be undertaken for the purposes of enhancing returns. Currency hedging may be used strictly and only to cover anticipated purchases and sales of securities.

CASH MANAGEMENT

The Fund should be FULLY INVESTED AT ALL TIMES. SEI will be managing cash flows within the fund and will maintain a cash balance for any withdrawals to the Fund. The Global Emerging Markets manager will be notified of additional cash flows into the portfolio by SEI on a timely basis.

When possible the fully invested fund should be targeted at a cash level less than 1.5% of the account's assets. It is understood that due to transactional issues or settlement delays, the account could reach a maximum of 3.0% cash or be in an overdraft position. However, this would be considered an aberration from normal practice and when breached, a conversation should be initiated with SEI. In order to facilitate a low cash percentage in the Sub-Advisers portfolio, SEI Investments will manage cash flows within the SEI portfolio. The Sub-Adviser will be notified by SEI Investments of any potential cash flows into or out of the Sub-Advisers portfolio on a timely basis.

ACCOUNT DISPERSION

Because each account managed for SEI Investments is similar, dispersion among the accounts should be minimized. However, due to uneven funding schedules, performance between accounts may differ. The dispersion should be kept to within 1.0% annually among all accounts managed for SEI Investments.

REPORTING REQUIREMENTS

MONTHLY REPORTING

- Please e-mail or fax a report of the monthly return for each of the accounts managed on SEI's behalf
- Conference call between the SEI analyst and one of the fund's portfolio manager
-    Any material organizational changes
-    Any material changes in assets under management

QUARTERLY REPORTING

-    Quarterly performance questionnaire
-    Quarterly compliance questionnaire
-    Reported composite Information

ANNUAL REPORTING

-    An annual review of the markets and organization
-    Attend mutual fund board meeting once every two years

ORGANIZATION/OWNERSHIP CHANGES

The Sub-advisor will provide prompt notification of material changes in ownership or key personnel. This includes, but is not limited to, the addition or departure of any executive, portfolio manager, analyst, trader, marketing or servicing personnel and/or any other individual significant to the investment process or functioning of the overall business.

INVESTMENT PROCESS CHANGES

The Sub-advisor will provide prompt notification of material changes to the investment process. This includes, but is not limited to, changes in philosophy, universe screening models, valuation models, and portfolio construction methodologies.

APPENDIX 1 to SCHEDULE A

                                 SEI INVESTMENTS
                           Global Master Funds Equity
                 Objectives, Guidelines & Reporting Requirements
                         Global Emerging Markets Mandate
            SUB-ADVISOR: SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA
                                 Effective Date:


These objectives, guidelines and reporting requirements cover each Account ("Account") related to the SEI Emerging Markets Equity Strategies listed below. The Subadvisor shall manage the assets within the terms of the Investment Sub-Advisory Agreement, the Prospectus and the Statement of Additional Information of the Fund or those policies and guidelines specific to a separate account agreement each subject to the following. In the event that these objectives are less restrictive or conflict with the three formal documents or separate account agreement described above, those documents supersede the objectives and guidelines outlined below. However, these objectives and guidelines are intended to further specify the broad terms stated in the formal documents listed above.

PERFORMANCE OBJECTIVE

On a rolling three-year basis, the objective is to achieve an annualized return of 4.0%, gross of fees, in excess of the returns generated by the MSCI EMF Index ex South Africa (the "Benchmark").

COUNTRY AND REGIONAL EXPOSURES

This sub account has the same guidelines, restrictions and reporting requirements as the other sub accounts managed for SEI. The only exception is the country exposures as outlined in Table 3

Table 3

------------------------------------------------------------------------------
COUNTRY           MAXIMUM WEIGHT      MINIMUM WEIGHT     INVESTMENT VEHICLE
------------------------------------------------------------------------------
Argentina         Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Brazil            Bnmk + 10%          Bnmk - 10%         Local / ADR
------------------------------------------------------------------------------
Chile             Bnmk + 5%           Bnmk - 5%          ADR
------------------------------------------------------------------------------
China             Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Colombia          Bnmk + 5%           Bnmk - 5%          ADR
------------------------------------------------------------------------------
Czech Republic    Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Greece            Bnmk + 10%          Bnmk - 10%         Local / ADR
------------------------------------------------------------------------------
Hungary           Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
India             Bnmk + 10%          Bnmk - 10%         ADR
------------------------------------------------------------------------------
Indonesia         Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Israel            Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Korea             Bnmk + 15%          Bnmk - 15%         Local / ADR
------------------------------------------------------------------------------


                                       12

------------------------------------------------------------------------------
Mexico            Bnmk + 15%          Bnmk - 15%         Local / ADR
------------------------------------------------------------------------------
Pakistan          Bnmk + 5%           Bnmk - 5%          Not Permitted
------------------------------------------------------------------------------
Peru              Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Philippines       Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Poland            Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
South Africa      10%                 0%                 Local / ADR
------------------------------------------------------------------------------
Sri Lanka         Bnmk + 5%           Bnmk - 5%          Not Permitted
------------------------------------------------------------------------------
Taiwan            Bnmk + 15%          Bnmk - 15%         Local / ADR
------------------------------------------------------------------------------
Thailand          Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Turkey            Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------
Russia            Bnmk + 5%           Bnmk - 5%          ADR
------------------------------------------------------------------------------
Venezuela         Bnmk + 5%           Bnmk - 5%          Local / ADR
------------------------------------------------------------------------------

                                   SCHEDULE B
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
              SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED
                        (SEI VP INSURANCE PRODUCTS TRUST)

                                  REMUNERATION

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

FOR THE FIRST SIX MONTHS DURING WHICH THE SUB-ADVISER PROVIDES INVESTMENT MANAGEMENT/ADVISORY SERVICES WITH RESPECT TO THE FUND, STARTING FROM THE EFFECTIVE DATE OF THIS AGREEMENT (THE "INITIAL PERIOD"):

 .60% of the Total Assets (as defined below in this Schedule A).


AFTER THE INITIAL PERIOD:

If the Total Assets are in an amount less than $350 million, the fee is .70% of the Total Assets.

If the Total Assets are in an amount of $350 million or more and less than $750 million, the fee is .60% of the Total Assets.

If the Total Assets are in an amount of $750 million or more, the fee is .55% of the Total Assets.

TOTAL ASSETS

For the purpose of determining the above fees, "Total Assets" means the assets of all funds for which SEI Investments Management Corporation is the Investment Manager or Investment Adviser, and Schroder Investment Management North America Limited is the Portfolio Manager or Sub-Adviser.


                                       14